UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2005

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation.
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 2.02  Results of Operations and Financial Condition
On April 28, 2005 the Company issued the following press release.

Puget Energy reports first quarter 2005 earnings
Company’s financial results on target

  Bellevue, Wash. (April 28, 2005) —Puget Energy (NYSE: PSD) today reported first quarter 2005 net income of $71.1 million, or 71 cents per diluted share, compared with $66.4 million, or 67 cents per diluted share, in the first quarter of 2004. Puget Energy’s regulated electric and gas utility subsidiary, Puget Sound Energy (PSE), reported first quarter 2005 net income of $72.2 million or 72 cents per share. Puget Energy reported a net loss of $1.0 million or 1 cent per share for its construction services subsidiary, InfrastruX Group (InfrastruX), which has been reflected as discontinued operations.

“Our first quarter performance met our expectations despite warmer than average weather during the quarter,” said Steve Reynolds, President and CEO of Puget Energy.

“The first quarter is a very important quarter for us from a service and earnings standpoint,” added Reynolds. “The quarter drives a significant portion of our annual earnings as well as our weather related operating challenges. A reduction in storm related outage expenses largely offset warmer than normal temperatures in the region. We reiterate our calendar year earnings guidance provided on March 10, 2005 of $1.30 to $1.40 per share from continuing operations.”

Summary
(in millions except per share data)	First Quarter ended March 31,
	2005	2004
Revenues	$741.7	$668.7
Operating Income	110.5	108.7
Income from Continuing Operations	72.1	66.7
Loss from Discontinued Operations	(1.0)	(0.4)
Net Income	$71.1	$66.4
Earnings per share (diluted)	$0.71	$0.67

First Quarter 2005 Summary for Puget Sound Energy (PSE)

During the first quarter 2005, PSE’s net income was $72.2 million or 72 cents per share, an increase of $5.3 million or 5 cents per share from $66.9 million or 67 cents per share for the first quarter 2004.

PSE's financial performance improved in the first quarter 2005 over the first quarter 2004 in spite of a decline in natural gas therm sales resulting from warmer temperatures and higher costs incurred to provide electric and natural gas service to PSE's growing customer base. The improvement in PSE's first quarter 2005 financial performance reflects the partial recovery of a previously reported PSE regulatory disallowance, resolution of PSE's general rate case, lower storm related restoration costs and lower interest expense.

Summarized below are items that impacted PSE’s first quarter 2005 results as compared with 2004. All items discussed are pre-tax unless otherwise noted and all share amounts are presented on a diluted basis.

•
As of March 31, 2005, PSE provided service to approximately 1,007,000 electric customers and 679,000 natural gas customers, representing a 2 percent and 3 percent increase, respectively, from March 31, 2004.

•
Effective March 4, 2005 the Washington Utilities and Transportation Commission (WUTC) granted PSE a general rate increase for electric customers of $57.7 million or 4.1 percent and $26.3 million or 3.5 percent, for natural gas customers, on an annualized basis.

•
The number of heating degree-days in the first quarter of 2005 as measured at the Seattle-Tacoma Airport was 93 percent of normal due to warmer temperatures compared with 96 percent of normal in the first quarter of 2004.

Month Ending	Heating Degree Days		Heating Degree Days
	2005	Normal	2005	2004
January	702	747	702	757
February	622	613	622	589
March	487	582	487	530
First Quarter	1,811	1,942	1,811	1,876

•
Warmer than normal temperatures in PSE's service territory resulted in fewer heating-degree days during the first quarter 2005 compared with the first quarter 2004. Consequently, PSE's natural-gas sales volumes declined 3.5 percent in the first quarter 2005. The adverse impact of warmer temperatures on natural-gas sales volumes was partially offset by an increase in customer rates effective March 4, 2005.

•
PSE’s electric margin increased by $7.4 million in the first quarter of 2005 as compared with the same period in 2004. Of the $7.4 million increase in electric margin, $6.0 million was the result of a WUTC order issued on February 23, 2005, establishing a final disallowance amount related to the Tenaska gas supply regulatory asset. This one-time, $6.0 million increase to electric margin was partially offset by the Tenaska disallowance for the first quarter of 2005 of $2.8 million already reflected in rates. PSE recovered power costs incurred in both the first quarters of 2005 and 2004 through its Power Cost Adjustment Mechanism (PCA).

•
PSE's operations and maintenance expenses for the first quarter of 2005 totaled $75.5 million, an increase of $1.7 million as compared with the same period a year ago. Operations and maintenance expenses in the first quarter 2005 include storm damage restoration costs of $1.1 million as compared with $6.2 million in the first quarter 2004.

•
PSE’s financial results in the first quarter 2005 benefited from a decrease in interest expense of $2.5 million or 2 cents per share compared with the same period in 2004. The decrease in interest expense was primarily the result of initiatives to reduce debt and refinance higher cost securities.

•
PSE’s depreciation and amortization expense increased by $2.2 million or 2 cents per share, as a result of energy delivery infrastructure additions. This trend is likely to accelerate in 2005 and beyond as PSE invests in its energy delivery and generation infrastructure to support service territory growth.

•
On March 24, 2005, PSE amended and restated its $350 million Credit Agreement. The amended and restated credit agreement provides for borrowings of up to $500 million and extends the expiration date from June 15, 2007 to April 2, 2010.

Table 1 below summarizes the items that impacted first quarter 2005 results for PSE.

Table 1
Fully Diluted Per Share
PSE Q1 2004 Reported Earnings	$0.67
Increase in Electric Margin	0.05
Increase in Depreciation and Amortization Expense	(0.02)
Decrease in Interest Expense	0.02
PSE Q1 2005 Reported Earnings	$0.72

InfrastruX Group (InfrastruX)

Puget Energy reported a net loss of $1.0 million or 1 cent per share for its construction services subsidiary, InfrastruX, in the first quarter of 2005 compared with a loss of $0.4 million (less than 1 cent per share), in the first quarter of 2004.

As previously announced, Puget Energy intends to monetize its interest in InfrastruX through a sale in 2005 and to invest the proceeds in its regulated utility subsidiary, PSE. Puget Energy’s net investment in InfrastruX at March 31, 2005 was $34.3 million.

Puget Energy has presented the financial results of InfrastruX as discontinued operations on a net of tax basis on Puget Energy’s financial statements beginning in the first quarter of 2005, as well as for the first quarter of 2004.

2005 Outlook

Puget Energy anticipates its 2005 financial results from continuing operations to be within the range of $1.30 to $1.40 per share, which is unchanged from previous earnings guidance provided on March 10, 2005.

PSE is affected by various seasonal weather patterns throughout the year. Utility revenues and associated expenses are not generated evenly during the year. Variations in energy usage by customers occur from season to season and from month to month within a season, primarily as a result of weather conditions. PSE normally experiences its highest retail energy sales in the first and fourth quarters of the year.

PSE expects its 2005 earnings to be minimally impacted if variable power costs incurred to provide electricity fall outside the baseline level established in the electric tariff rate charged to customers. Under the PCA mechanism, any further increases in variable power costs through June 2006 would be apportioned 99 percent to customers and 1 percent to PSE.

First Quarter 2004 Earnings Analyst Teleconference

A conference call for analysts to discuss with management the first quarter results and the outlook for future performance is scheduled at 10 a.m. EDT (7 a.m. PDT) Friday, April 29, 2005. The conference call will be broadcast live through a Web cast at www.pse.com by accessing the Investors section of the Web site. The Web cast will be archived and available for replay following the live conference call. A recorded replay of the conference call also will be available two hours after completion on April 29 through midnight (EDT) Friday, May 13, 2005. To access the recording, dial 1-888-286-8010, and enter the conference I.D. number 23350088.

Puget Energy is an energy services holding company that conducts all of its operations through its subsidiaries, PSE and InfrastruX Group. PSE is a regulated utility company that generates, purchases and sells electricity; and purchases, transports and sells natural gas. The service territory of PSE covers approximately 6,000 square miles, principally in the Puget Sound region of Washington state. InfrastruX specializes in contracting services to other gas and electric utilities primarily in the Midwest, Texas, and the south-central and eastern United States regions.

CAUTIONARY STATEMENT: Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, among which include Puget Energy’s plans with respect to InfrastruX and any proceeds from its possible sale or monetization, Puget Energy's anticipated 2005 financial results, including its earnings guidance, and PSE's expectations regarding the impact on its 2005 earnings of variable power costs. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect actual results include, among others, governmental policies and regulatory actions, including those of the WUTC, and weather conditions. More information about these and other factors that potentially could affect the company’s financial results is included in Puget Energy's and PSE's most recent annual report on Form 10-K, quarterly report on Form 10-Q and in their other public filings filed with the Securities and Exchange Commission. Except as required by law, Puget Energy and PSE undertake no obligation to update any forward-looking statements.

PUGET ENERGY -- SUMMARY INCOME STATEMENT
(In thousands, except per-share amounts)
	Unaudited
	Three months ended 3/31[1]
	2005	2004

Operating revenues
Electric	$420,090	$392,495
Gas	321,129	275,692
Other	434	527
Total operating revenues	741,653	668,714
Operating expenses
Purchased electricity	208,178	196,367
Electric generation fuel	20,448	13,988
Residential exchange	(55,046)	(54,423)
Purchased gas	201,744	162,407
Unrealized (gain) loss on derivative instruments	509	(87)
Utility operations & maintenance	75,522	73,855
Other operations & maintenance	741	484
Depreciation & amortization	58,077	55,870
Conservation amortization	5,162	8,190
Taxes other than income taxes	69,700	64,224
Income taxes	46,084	39,097
Total operating expenses	631,119	559,972
Operating income	110,534	108,742
Other income (deductions):
Other income	1,164	68
Interest Charges:
AFUDC	1,462	1,078
Interest expense	(41,044)	(43,121)
Mandatorily redeemable securities interest expense	(23)	(23)
Income from continuing operations	72,093	66,744
Loss from discontinued operations, net of tax	(1,018)	(379)
Net Income	$71,075	$66,365

Common shares outstanding	99,953	99,169
Diluted shares outstanding	100,446	99,637
Basic and diluted earnings per common share from
continuing operations	$0.72	$0.67
Basic and diluted earnings from discontinued operations	(0.01)	--
Basic and diluted earnings per common share[2]	$0.71	$0.67

1  Partial-year results may not accurately predict full-year performance, as earnings are significantly affected by weather.
2  Diluted earnings per common share include the dilutive effect of securities related to employee compensation plans.

PUGET SOUND ENERGY -- UTILITY OPERATING DATA
	Three months ended 3/31
	2005	2004
Energy sales revenues ($ in thousands; unaudited)
Electricity
Residential	$211,840	$204,398
Commercial	157,892	153,607
Industrial	22,079	22,374
Other retail sales, including change in unbilled	(4,767)	(12,881)
Subtotal, retail sales	387,044	367,498
Transportation, including change in unbilled	2,668	2,253
Sales to other utilities & marketers	16,321	11,487
Other[1]	14,057	11,257
Total electricity sales	420,090	392,495
Gas
Residential	208,656	180,761
Commercial	91,248	77,463
Industrial	12,993	11,126
Subtotal, retail sales	312,897	269,350
Transportation	3,397	3,432
Other	4,835	2,910
Total gas sales	321,129	275,692
Total energy sales revenues	$741,219	$668,187
Energy sales volumes (Unaudited)
Electricity (in mWh)
Residential	3,280,893	3,289,191
Commercial	2,181,608	2,195,290
Industrial	324,169	328,025
Other, including change in unbilled	(156,343)	(210,510)
Subtotal, retail sales	5,630,327	5,601,996
Transportation, including change in unbilled	522,026	483,702
Sales to other utilities & marketers	345,784	269,610
Total mWh	6,498,137	6,355,308
Gas (in 000's of therms)
Residential	199,051	203,749
Commercial	95,241	99,740
Industrial	13,911	14,849
Transportation	53,126	56,182
Total gas volumes	361,329	374,520
Margins[2] ($ in thousands; unaudited)
Electric	$201,519	$194,134
Gas	87,617	87,124
Customers served[3] (Unaudited)
Electricity
Residential	887,964	871,410
Commercial	110,807	108,103
Industrial	3,927	4,023
Other	2,342	2,117
Transportation	17	17
Total electricity customers	1,005,057	985,670
Gas
Residential	623,748	603,703
Commercial	50,442	49,327
Industrial	2,706	2,741
Transportation	129	129
Total gas customers	677,025	655,900
Weather (Unaudited)
Actual heating degree days	1,811	1,876
Normal heating degree days[4]	1,942	1,963

[1]	Includes sales of non-core gas supplies.
[2]
Electric margin is electric sales to retail and transportation customers less the cost of generating and purchasing electric energy sold to customers, including transmission costs, to bring electric energy to PSE's service territory. Gas margin is gas sales to retail and transportation customers less the cost of gas purchased, including gas transportation costs, to bring gas to PSE's service territory.

[3]	Customers represents average served during the period.
[4]
Seattle-Tacoma Airport statistics reported by NOAA which are based on a 30-year average, 1971-2000. Heating degree days measure how far the daily average temperature falls below 65 degrees. Heating degree days in 2004 are adjusted for leap year by adding the February 28th heating degree day amount.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

/s/ James W. Eldredge
James W. Eldredge
Corporate Secretary and
Chief Accounting Officer

Date: April 28, 2005